As filed with the Securities and Exchange Commission on November 10, 2003
Registration No. 333-109776

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1

To
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Select Medical Corporation

(Exact name of Registrant as specified in its charter)

Delaware	8093	23-2872718
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4716 Old Gettysburg Road

P.O. Box 2034
Mechanicsburg, Pennsylvania 17055
(717) 972-1100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

See Table of Additional Registrants Below

Michael E. Tarvin, Esq.

4716 Old Gettysburg Road
P.O. Box 2034
Mechanicsburg, Pennsylvania 17055
(717) 972-1100
(Name, address including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Christopher G. Karras, Esq.

Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, Pennsylvania, 19103
(215) 994-4000

          Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.     ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

          The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Select Medical Corporation

Table of Additional Registrants

	State of Incorporation	IRS Employer
Name	or Organization	Identification No.

Affiliated Physical Therapists, Ltd.	Arizona	86-0489265
Allegany Hearing and Speech, Inc.	Maryland	52-1472846
American Transitional Hospitals, Inc.	Delaware	76-0232151
Argosy Health, LLC	Delaware	04-3436823
Athens Sports Medicine Clinic, Inc.	Georgia	58-1442208
Ather Sports Injury Clinic, Inc.	California	93-2539628
Atlantic Health Group, Inc.	Delaware	51-0364566
Atlantic Rehabilitation Services, Inc.	New Jersey	22-2214110
Atra Services, Inc.	Delaware	22-2200045
Avalon Rehabilitation & Healthcare, L.L.C.	Delaware	23-2980113
Buendel Physical Therapy, Inc.	Florida	65-0008000
C.E.R. — West, Inc.	Michigan	38-3027085
C.O.A.S.T. Institute Physical Therapy, Inc.	California	23-2727340
CRF Rehabilitation Associates, Inc.	North Carolina	56-1608094
CCISUB, Inc.	North Carolina	56-1342767
Cenla Physical Therapy & Rehabilitation Agency, Inc.	Louisiana	72-0800244
Center for Evaluation & Rehabilitation, Inc.	Michigan	38-2362109
Center for Physical Therapy & Sports Rehabilitation, Inc.	New Mexico	85-0364910
CenterTherapy, Inc.	Minnesota	41-1255299
Champion Physical Therapy, Inc.	Pennsylvania	25-1713794
Community Rehab Centers of Massachusetts, Inc.	Massachusetts	04-3428648
Coplin Physical Therapy Associates, Inc.	Minnesota	41-1402188
Core Rehab Management, LLC	Connecticut	06-1536115
Crowley Physical Therapy Clinic, Inc.	Louisiana	72-1207656
Douglas Avery & Associates, Ltd.	Virginia	54-1323120
Edgewater Rehabilitation Associates, Inc.	Illinois	36-2675582
Elk County Physical Therapy, Inc.	Pennsylvania	25-1694794
Fine, Bryant & Wah, Inc.	Maryland	52-1022420
Francis Naselli, Jr. & Stewart Rich Physical Therapists, Inc.	Pennsylvania	23-2028573
Gallery Physical Therapy Center, Inc.	Minnesota	41-1508202
Georgia Physical Therapy of West Georgia, Inc.	Georgia	58-1827718
Georgia Physical Therapy, Inc.	Georgia	58-1305983
GP Therapy, L.L.C.	Georgia	58-2216877
Greater Sacramento Physical Therapy Associates, Inc.	California	68-0165676
Grove City Physical Therapy and Sports Medicine, Inc.	Pennsylvania	25-1766476
Gulf Breeze Physical Therapy, Inc.	Florida	59-2202550
Hand Therapy Associates, Inc.	Arizona	86-0336407
Hand Therapy and Rehabilitation Associates, Inc.	California	77-0012421
Hangtown Physical Therapy, Inc.	California	94-2259895
Hawley Physical Therapy, Inc.	California	77-0187472
Horizon Health & Rehabilitation, Inc.	Maryland	52-1798670
Hudson Physical Therapy Services, Inc.	New Jersey	22-3144550
Human Performance and Fitness, Inc.	California	93-0948981
Indianapolis Physical Therapy and Sports Medicine, Inc.	Indiana	35-1436134
Intensiva Healthcare Corporation	Delaware	43-1690769
Intensiva Hospital of Greater St. Louis, Inc.	Missouri	43-1726282
Joyner Sports Science Institute, Inc.	Pennsylvania	23-2888279
Joyner Sportsmedicine Institute, Inc.	Pennsylvania	23-2696896
Kentucky Rehabilitation Services, Inc.	Delaware	61-1205126
Kessler Assisted Living Corporation	New Jersey	22-3390033
Kessler Care Center at Cedar Grove, Inc.	New Jersey	22-3486127
Kessler Care Center at Great Falls, Inc.	New Jersey	22-3486122
Kessler Care Center at St. Cloud, Inc.	New Jersey	22-3486123
Kessler Institute for Rehabilitation, Inc.	New Jersey	22-3486125
Kessler Occupational Medicine Centers, Inc.	Florida	65-0982787
Kessler Physical Therapy & Rehabilitation, Inc.	New Jersey	22-3603168
Kessler Rehab Centers, Inc.	Delaware	04-3177708
Kessler Rehab of Connecticut, Inc.	Connecticut	06-1534737
Kessler Rehabilitation of Florida, Inc.	Florida	58-2451604
Kessler Rehabilitation of Maryland, Inc.	Maryland	52-2169122
Kessler Rehabilitation Corporation	Delaware	22-3486128
Kessler Rehabilitation Services, Inc.	New Jersey	22-3705780

	State of Incorporation	IRS Employer
Name	or Organization	Identification No.

Lynn M. Carlson, Inc.	Arizona	86-0429011
Metro Rehabilitation Services, Inc.	Michigan	38-2371931
Michigan Therapy Centre, Inc.	Michigan	38-2828917
MidAtlantic Health Group, Inc.	Delaware	51-0371296
Monmouth Rehabilitation, Inc.	New Jersey	22-2308963
New England Health Group, Inc.	Massachusetts	04-3296305
New Mexico Physical Therapists, Inc.	New Mexico	85-0284878
Northside Physical Therapy, Inc.	Ohio	31-1039737
NovaCare Health Group, LLC	Delaware	25-1877030
NovaCare Occupational Health Services, Inc.	Delaware	23-2884053
NovaCare Outpatient Rehabilitation East, Inc.	Delaware	23-2862027
NovaCare Outpatient Rehabilitation, Inc.	Kansas	48-0916409
NovaCare Outpatient Rehabilitation of California, Inc.	California	94-2986892
NovaCare Outpatient Rehabilitation West, Inc.	Delaware	23-2862029
NovaCare Rehabilitation, Inc.	Minnesota	36-4071272
NW Rehabilitation Associates, Inc.	Delaware	25-1844938
P.T. Services Company	Ohio	34-1726528
P.T. Services, Inc.	Ohio	34-1113297
P.T. Services Rehabilitation, Inc.	Ohio	34-1222395
Pennsylvania Rehab, Inc.	Pennsylvania	23-1939940
Peter Trailov R.P.T. Physical Therapy Clinic, Orthopaedic Rehabilitation & Sports Medicine, Ltd.	Illinois	36-3229108
Physical Rehabilitation Partners, Inc.	Louisiana	72-0896478
Physical Therapy Associates, P.C.	Massachusetts	04-2552528
Physical Therapy Enterprises, Inc.	Arizona	86-0695632
Physical Therapy Institute, Inc.	Louisiana	72-1034266
Physical Therapy Services of the Jersey Cape, Inc.	New Jersey	22-3058977
Physio — Associates, Inc.	Pennsylvania	25-1353511
Pro Active Therapy, Inc.	North Carolina	56-1859040
Pro Active Therapy of Ahoskie, Inc.	North Carolina	56-1975154
Pro Active Therapy of Gaffney, Inc.	South Carolina	58-2304811
Pro Active Therapy of Greenville, Inc.	North Carolina	56-1960115
Pro Active Therapy of North Carolina, Inc.	North Carolina	56-1818102
Pro Active Therapy of Rocky Mount, Inc.	North Carolina	56-1916359
Pro Active Therapy of South Carolina, Inc.	South Carolina	58-2304502
Pro Active Therapy of Virginia, Inc.	Virginia	58-2342213
Professional Therapeutic Services, Inc.	Ohio	31-0792815
Quad City Management, Inc.	Iowa	42-1363158
RCI (Colorado), Inc.	Delaware	84-1196213
RCI (Exertec), Inc.	Delaware	23-2726794
RCI (Michigan), Inc.	Delaware	23-2768957
RCI (S.P.O.R.T.), Inc.	Delaware	36-3879849
RCI (WRS), Inc.	Delaware	36-3879850
Rebound Oklahoma, Inc.	Oklahoma	73-1386799
Redwood Pacific Therapies, Inc.	California	77-0325407
Rehab Advantage, Inc.	Delaware	23-2947351
Rehab Managed Care of Arizona, Inc.	Delaware	23-2737890
Rehab Provider Network — California, Inc.	California	95-4418601
Rehab Provider Network — East I, Inc.	Delaware	23-2745660
Rehab Provider Network — East II, Inc.	Maryland	23-2796898
Rehab Provider Network — Georgia, Inc.	Georgia	23-2791215
Rehab Provider Network — Indiana, Inc.	Indiana	35-1900442
Rehab Provider Network — Michigan, Inc.	Michigan	23-2804801
Rehab Provider Network — New Jersey, Inc.	New Jersey	23-2745661
Rehab Provider Network — Ohio, Inc.	Ohio	23-2804807
Rehab Provider Network — Oklahoma, Inc.	Oklahoma	23-2803420
Rehab Provider Network — Pennsylvania, Inc.	Pennsylvania	23-2745659
Rehab Provider Network — Washington, D.C., Inc.	District of Columbia	23-2796900
Rehab Provider Network of Colorado, Inc.	Colorado	93-1204512
Rehab Provider Network of Florida, Inc.	Florida	65-0426653
Rehab Provider Network of Nevada, Inc.	Nevada	23-2790203
Rehab Provider Network of New Mexico, Inc.	New Mexico	74-2796295
Rehab Provider Network of North Carolina, Inc.	North Carolina	56-2099749
Rehab Provider Network of Texas, Inc.	Texas	74-2796265
Rehab Provider Network of Wisconsin, Inc.	Wisconsin	36-4095936
Rehab/ Work Hardening Management Associates, Ltd.	Pennsylvania	23-2644918

	State of Incorporation	IRS Employer
Name	or Organization	Identification No.

RehabClinics, Inc.	Delaware	13-3595267
RehabClinics (GALAXY), Inc.	Illinois	36-3382403
RehabClinics (PTA), Inc.	Delaware	65-0366467
RehabClinics (SPT), Inc.	Delaware	23-2736153
RehabClinics Abilene, Inc.	Delaware	75-2284952
RehabClinics Dallas, Inc.	Delaware	75-2422771
RehabClinics Pennsylvania, Inc.	Pennsylvania	23-2800212
S.T.A.R.T., Inc.	Massachusetts	04-2710250
Select Air II, Inc.	Delaware	23-2972677
Select Employment Services, Inc.	Delaware	25-1812245
Select Hospital Investors, Inc.	Delaware	51-0402736
Select Management Services, L.L.C.	Delaware	25-1805076
SelectMark, Inc.	Delaware	51-0400776
Select Medical of Kentucky, Inc.	Delaware	25-1820753
Select Medical of Maryland, Inc.	Delaware	23-2906982
Select Medical of New Jersey, Inc.	Delaware	25-1805051
Select Medical of New York, Inc.	Delaware	23-2916448
Select Medical of Ohio, Inc.	Delaware	25-1820754
Select Medical of Pennsylvania, Inc.	Delaware	23-2896808
Select Medical Rehabilitation Clinics, Inc.	Delaware	25-1883131
Select Provider Networks, Inc.	Delaware	23-2935684
Select Rehabilitation Management Services, Inc.	Delaware	26-0030085
Select Software Ventures, L.L.C.	Delaware	25-1874244
Select Specialty Hospital — Akron, Inc.	Delaware	43-1742017
Select Specialty Hospital — Albuquerque, Inc.	Delaware	65-0366469
Select Specialty Hospital — Ann Arbor, Inc.	Missouri	38-3389548
Select Specialty Hospital — Arizona, Inc.	Delaware	25-1821705
Select Specialty Hospital — Battle Creek, Inc.	Missouri	38-3389544
Select Specialty Hospital — Beech Grove, Inc.	Missouri	43-1726278
Select Specialty Hospital — Bloomington, Inc.	Delaware	25-1894394
Select Specialty Hospital — Boston, Inc.	Delaware	61-1458009
Select Specialty Hospital — Central Detroit, Inc.	Delaware	25-1862676
Select Specialty Hospital — Charleston, Inc.	Delaware	25-1866522
Select Specialty Hospital — Cincinnati, Inc.	Missouri	31-1574892
Select Specialty Hospital — Columbus, Inc.	Delaware	25-1813127
Select Specialty Hospital — Columbus/ Grant, Inc.	Delaware	25-1816235
Select Specialty Hospital — Columbus/ University, Inc.	Missouri	31-1476471
Select Specialty Hospital — Conroe, Inc.	Delaware	30-0160729
Select Specialty Hospital — Dallas, Inc.	Delaware	25-1813126
Select Specialty Hospital — Denver, Inc.	Delaware	76-0292237
Select Specialty Hospital — Durham, Inc.	Delaware	25-1822461
Select Specialty Hospital — Erie, Inc.	Delaware	25-1858065
Select Specialty Hospital — Escambia, Inc.	Delaware	03-0508545
Select Specialty Hospital — Evansville, Inc.	Missouri	43-1726283
Select Specialty Hospital — Flint, Inc.	Missouri	38-3329100
Select Specialty Hospital — Fort Smith, Inc.	Missouri	71-0813112
Select Specialty Hospital — Fort Wayne, Inc.	Missouri	35-1994301
Select Specialty Hospital — Gadsden, Inc.	Delaware	13-3682015
Select Specialty Hospital — Greensburg, Inc.	Delaware	25-1855814
Select Specialty Hospital — Honolulu, Inc.	Hawaii	04-3772321
Select Specialty Hospital — Houston, Inc.	Delaware	25-1813124
Select Specialty Hospital — Huntsville, Inc.	Delaware	23-2700468
Select Specialty Hospital — Indianapolis, Inc.	Delaware	25-1813123
Select Specialty Hospital — Jackson, Inc.	Delaware	25-1880780
Select Specialty Hospital — Johnstown, Inc.	Missouri	52-2110603
Select Specialty Hospital — Kansas City, Inc.	Missouri	43-1732618
Select Specialty Hospital — Knoxville, Inc.	Delaware	25-1813122
Select Specialty Hospital — Lansing, Inc.	Delaware	30-0199411
Select Specialty Hospital — Lee, Inc.	Delaware	03-0508552
Select Specialty Hospital — Leon, Inc.	Delaware	03-0508543
Select Specialty Hospital — Lexington, Inc.	Delaware	02-0631042
Select Specialty Hospital — Little Rock, Inc.	Delaware	25-1813121
Select Specialty Hospital — Louisville, Inc.	Delaware	25-1816237
Select Specialty Hospital — Macomb County, Inc.	Missouri	38-3345654
Select Specialty Hospital — Macon, Inc.	Delaware	04-3655021
Select Specialty Hospital — Marion, Inc.	Delaware	03-0508556

	State of Incorporation	IRS Employer
Name	or Organization	Identification No.

Select Specialty Hospital — Memphis, Inc.	Delaware	25-1813120
Select Specialty Hospital — Milwaukee, Inc.	Delaware	25-1820734
Select Specialty Hospital — Morgantown, Inc.	Delaware	25-1855473
Select Specialty Hospital — Nashville, Inc.	Delaware	25-1813119
Select Specialty Hospital — New Orleans, Inc.	Delaware	25-1862678
Select Specialty Hospital — North Knoxville, Inc.	Missouri	62-1684861
Select Specialty Hospital — Northwest Detroit, Inc.	Delaware	25-1862677
Select Specialty Hospital — Northwest Indiana, Inc.	Missouri	43-1726280
Select Specialty Hospital — Oklahoma City, Inc.	Delaware	25-1813118
Select Specialty Hospital — Oklahoma City/ East Campus, Inc.	Missouri	43-1699215
Select Specialty Hospital — Omaha, Inc.	Missouri	47-0815478
Select Specialty Hospital — Orange, Inc.	Delaware	03-0508558
Select Specialty Hospital — Palm Beach, Inc.	Delaware	03-0508559
Select Specialty Hospital — Philadelphia/ AEMC, Inc.	Missouri	52-2075622
Select Specialty Hospital — Phoenix, Inc.	Delaware	25-1813117
Select Specialty Hospital — Pittsburgh, Inc.	Missouri	23-2911846
Select Specialty Hospital — Pontiac, Inc.	Missouri	38-3389212
Select Specialty Hospital — Reno, Inc.	Missouri	88-0383585
Select Specialty Hospital — Saginaw, Inc.	Delaware	25-1890958
Select Specialty Hospital — San Antonio, Inc.	Delaware	25-1843089
Select Specialty Hospital — Sarasota, Inc.	Delaware	23-3089963
Select Specialty Hospital — Sioux Falls, Inc.	Missouri	91-1773396
Select Specialty Hospital — South Dallas, Inc.	Delaware	25-1855474
Select Specialty Hospital — Topeka, Inc.	Missouri	74-2826467
Select Specialty Hospital — TriCities, Inc.	Delaware	25-1813125
Select Specialty Hospital — Tulsa, Inc.	Delaware	25-1813116
Select Specialty Hospital — Western Michigan, Inc.	Missouri	38-3297128
Select Specialty Hospital — Western Missouri, Inc.	Delaware	61-1458008
Select Specialty Hospital — Wichita, Inc.	Missouri	48-1196430
Select Specialty Hospital — Wilmington, Inc.	Missouri	51-0382465
Select Specialty Hospital — Wyandotte, Inc.	Delaware	25-1862675
Select Specialty Hospital — Youngstown, Inc.	Missouri	34-1880514
Select Specialty Hospital — Zanesville, Inc.	Delaware	03-0508537
Select Specialty Hospitals, Inc.	Delaware	25-1813128
Select Synergos, Inc.	Delaware	25-1813114
Select Transport, Inc.	Delaware	23-2872899
Select Unit Management, Inc.	Delaware	71-0776296
SLMC Finance Corporation	Delaware	51-0406794
South Jersey Physical Therapy Associates, Inc.	New Jersey	22-2126713
South Jersey Rehabilitation and Sports Medicine Center, Inc.	New Jersey	22-2544574
South Philadelphia Occupational Health, Inc.	Pennsylvania	23-2777267
Southpointe Fitness Center, Inc.	Pennsylvania	25-1760081
Southwest Emergency Associates, Inc.	Arizona	86-0376633
Southwest Physical Therapy, Inc.	New Mexico	85-0333685
Southwest Therapists, Inc.	New Mexico	85-0278777
Sports & Orthopedic Rehabilitation Services, Inc.	Florida	59-2922487
Stephenson-Holtz, Inc.	California	77-0325407
The Center for Physical Therapy and Rehabilitation, Inc.	New Mexico	85-0349202
The Orthopedic Sports and Industrial Rehabilitation Network, Inc.	Pennsylvania	23-2626897
TJ Partnership I	Florida	23-2827568
Treister, Inc.	Ohio	34-1021034
Valley Group Physical Therapists, Inc.	Pennsylvania	23-2081856
Vanguard Rehabilitation, Inc.	Arizona	86-0490865
Victoria Healthcare, Inc.	Florida	25-1897325
Wayzata Physical Therapy Center, Inc.	Minnesota	41-1529147
West Penn Rehabilitation Services, Inc.	Pennsylvania	25-1504470
West Side Physical Therapy, Inc.	Ohio	31-1182791
West Suburban Health Partners, Inc.	Minnesota	41-1631716
Wilpage, Inc.	New Jersey	22-2739039
Yuma Rehabilitation Center, Inc.	Arizona	86-0470129

The address, including zip code, and telephone number, including area code, of the principal offices of the additional registrants listed above (the “Additional Registrants”) is 4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, Pennsylvania 17055. The telephone number at that address is (717) 972-1100.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Under Section 145 of the General Corporate Law of the State of Delaware, Select Medical Corporation has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Select Medical Corporation’s bylaws (Exhibit 3.2), as amended, also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law.

Select Medical Corporation’s certificate of incorporation (Exhibit 3.1) provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to Select Medical Corporation and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to Select Medical Corporation, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Select Medical Corporation maintains a policy of directors’ and officers’ liability insurance that insures the Company’s directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

The Purchase Agreement (Exhibit 10.75) provides for indemnification by the initial purchasers of Select Medical Corporation and its officers and directors for certain liabilities arising under the Securities Act or otherwise.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

The following exhibits are filed herewith unless otherwise indicated:

Exhibit
Number	Document

2.1	Stock Purchase Agreement dated as of October 1, 1999 by and among Select Medical Corporation, NC Resources, Inc. and NovaCare, Inc., incorporated by reference to Exhibit 2.3 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
2.2	First Amendment dated as of November 19, 1999 to Stock Purchase Agreement dated as of October 1, 1999 by and among Select Medical Corporation, NC Resources, Inc. and NovaCare, Inc., incorporated by reference to Exhibit 2.4 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).

Exhibit
Number		Document

2.3		Stock Purchase Agreement dated as of June 30, 2003, by and among Kessler Rehabilitation Corporation, the Henry H. Kessler Foundation, Inc. and Select Medical Corporation, incorporated by reference to Exhibit 2.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.
2.4		Letter Agreement dated as of August 29, 2003, by and among Kessler Rehabilitation Corporation, Henry H. Kessler Foundation, Inc. and Select Medical Corporation, incorporated by reference to Exhibit 2.2 of the Company’s Form 8-K filed September 10, 2003.
2	.5†	Agreement and Plan of Merger dated as of September 2, 2003, between Select Medical Corporation and Select Medical Escrow, Inc.
3.1		Form of Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
3.2		Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
3.3		Amendment No. 1 to Amended and Restated Bylaws, incorporated by reference to Exhibit 3.3 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
3.4		Amendment No. 2 to Amended and Restated Bylaws, incorporated by reference to Exhibit 3.4 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
4.1		Indenture governing 9 1/2% Senior Subordinated Notes due 2009 among Select Medical Corporation, the Subsidiary Guarantors named therein and State Street Bank and Trust Company, N.A., dated June 11, 2001, incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-63828).
4.2		Form of 9 1/2% Senior Subordinated Notes due 2009 (included in Exhibit 4.1).
4.3		Exchange and Registration Rights Agreement, dated June 11, 2001 by and among Select Medical Corporation, the Subsidiary Guarantors named therein, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, CIBC World Markets Corp. and First Union Securities, Inc, incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-63828).
4	.4†	Indenture governing 7 1/2% Senior Subordinated Notes due 2013 among Select Medical Escrow, Inc. and U.S. Bank Trust National Association, dated as of August 12, 2003.
4.5		Form of 7 1/2% Senior Subordinated Notes due 2013 (included in Exhibit 4.4).
4	.6†	Exchange and Registration Rights Agreement, dated as of August 12, 2003 by and among Select Medical Escrow, Inc., Select Medical Corporation, the Company Guarantors named therein, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Inc., Wachovia Capital Markets, LLC, SG Cowen Securities Corporation, CIBC World Markets Corp., Fleet Securities, Inc., and Jefferies & Company, Inc.
4	.7†	Supplemental Indenture dated as of September 2, 2003 among Select Medical Corporation, Select Medical Escrow, Inc., the Subsidiary Guarantors named therein and U.S. Bank Trust National Association.
4	.8†	Assumption Agreement dated as of September 2, 2003 among Select Medical Corporation, Select Medical Escrow, Inc., the Subsidiary Guarantors named therein and U.S. Bank Trust National Association.
5.1		Opinion of Dechert LLP as to the legality of the notes being registered.

Exhibit
Number	Document

10.1	Registration Agreement dated as of February 5, 1997 by and among Select Medical Corporation; Golder, Thoma, Cressey, Rauner Fund V, L.P.; Welsh, Carson, Anderson & Stowe VII, L.P., Rocco A. Ortenzio and Robert A. Ortenzio, incorporated by reference to Exhibit 10.1 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.2	Amendment No. 1 dated as of December 15, 1998 to Registration Agreement dated as of February 5, 1997 by and among Select Medical Corporation; Golder, Thoma, Cressey, Rauner Fund V, L.P.; Welsh, Carson, Anderson & Stowe VII, L.P., Rocco A. Ortenzio and Robert A. Ortenzio, incorporated by reference to Exhibit 10.2 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.3	Amendment No. 2 dated as of November 19, 1999 to Registration Agreement dated as of February 5, 1997 by and among Select Medical; Golder, Thoma, Cressey, Rauner Fund V, L.P.; Welsh, Carson, Anderson & Stowe VII, L.P., Rocco A. Ortenzio and Robert A. Ortenzio, incorporated by reference to Exhibit 10.3 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.4	Credit Agreement dated as of September 22, 2000 among Select Medical Corporation, Canadian Back Institute Limited, The Chase Manhattan Bank, The Chase Manhattan Bank of Canada, Banc of America Securities, LLC and CIBC, Inc., incorporated by reference to Exhibit 10.4 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.5	Employment Agreement dated as of December 16, 1998 between Select Medical Corporation and David W. Cross, incorporated by reference to Exhibit 10.8 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.6	Other Senior Management Agreement dated as of June 2, 1997 between Select Medical Corporation and S. Frank Fritsch, incorporated by reference to Exhibit 10.9 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.7	Change of Control Agreement dated as of March 1, 2000 between Select Medical Corporation and S. Frank Fritsch, incorporated by reference to Exhibit 10.10 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.8	Change of Control Agreement dated as of March 1, 2000 between Select Medical Corporation and Martin F. Jackson, incorporated by reference to Exhibit 10.11 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.9	Employment Agreement dated as of December 21, 1999 between RehabClinics, Inc. and Edward R. Miersch, incorporated by reference to Exhibit 10.12 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.10	Change of Control Agreement dated as of March 1, 2000 between Select Medical Corporation and Edward R. Miersch, incorporated by reference to Exhibit 10.13 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.11	Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.14 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.12	Amendment dated as of August 8, 2000 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.15 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).

Exhibit
Number	Document

10.13	Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.16 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.14	Amendment dated as of August 8, 2000 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.17 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.15	Split Dollar Agreement dated as of October 6, 2000 between Select Medical Corporation, Michael E. Salerno and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.18 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.16	Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Patricia A. Rice, incorporated by reference to Exhibit 10.19 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.17	Amendment dated as of August 8, 2000 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Patricia A. Rice, incorporated by reference to Exhibit 10.20 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.18	Other Senior Management Agreement dated as of March 28, 1997 between Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.21 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.19	Change of Control Agreement dated as of March 1, 2000 between Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.22 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.20	Employment Agreement dated as of May 22, 2000 between Select Medical Corporation and LeRoy S. Zimmerman, incorporated by reference to Exhibit 10.23 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.21	Office Lease Agreement dated as of May 18, 1999 between Select Medical Corporation and Old Gettysburg Associates I, incorporated by reference to Exhibit 10.24 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.22	First Addendum dated June 1999 to Office Lease Agreement dated as of May 18, 1999 between Select Medical Corporation and Old Gettysburg Associates I, incorporated by reference to Exhibit 10.25 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.23	Second Addendum dated as of February 1, 2000 to Office Lease Agreement dated as of May 18, 1999 between Select Medical Corporation and Old Gettysburg Associates I, incorporated by reference to Exhibit 10.26 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.24	Office Lease Agreement dated as of June 17, 1999 between Select Medical Corporation and Old Gettysburg Associates III, incorporated by reference to Exhibit 10.27 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.25	Equipment Lease Agreement dated as of April 1, 1997 between Select Medical Corporation and Select Capital Corporation, incorporated by reference to Exhibit 10.28 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).

Exhibit
Number	Document

10.26	First Amendment dated as of December 8, 1997 to Equipment Lease Agreement dated as of April 1, 1997 between Select Medical Corporation and Select Capital Corporation, incorporated by reference to Exhibit 10.29 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.27	Second Amendment dated as of January 28, 2000 to Equipment Lease Agreement dated as of April 1, 1997 between Select Medical Corporation and Select Capital Corporation, incorporated by reference to Exhibit 10.30 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.28	Amended and Restated 1997 Stock Option Plan, amended and restated February 22, 2001, incorporated by reference to Exhibit 10.31 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.29	First Amendment dated as of October 15, 2000 to Employment Agreement dated as of December 16, 1998 between Select Medical Corporation and David W. Cross, incorporated by reference to Exhibit 10.33 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.30	Amended and Restated Senior Management Agreement dated as of May 7, 1997 between Select Medical Corporation, John Ortenzio, Martin Ortenzio, Select Investments II, Select Partners, L.P. and Rocco Ortenzio, incorporated by reference to Exhibit 10.34 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.31	Amendment No. 1 dated as of January 1, 2000 to Amended and Restated Senior Management Agreement dated May 7, 1997 between Select Medical Corporation and Rocco Ortenzio, incorporated by reference to Exhibit 10.35 of the Company’s Registration Statement on Form S-1 (Reg. No. 333- 48856).
10.32	Naming, Promotional and Sponsorship Agreement dated as of October 1, 1997 between NovaCare, Inc. and the Philadelphia Eagles Limited Partnership, assumed by Select Medical Corporation in a Consent and Assumption Agreement dated November 19, 1999 by and among NovaCare, Inc., Select Medical Corporation and the Philadelphia Eagles Limited Partnership, incorporated by reference to Exhibit 10.36 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.33	Cost Sharing Agreement, dated December 11, 2000, among Select Transport, Inc., Select Medical Corporation and Select Air II Corporation, incorporated by reference to Exhibit 10.39 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.34	Amended and Restated Deferred Compensation Agreement dated January 1, 2000 between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.40 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.35	Settlement Agreement dated as of July 6, 2000 by and among Select Medical Corporation, NC Resources, Inc, NAHC Inc., and NovaCare Holdings, Inc, incorporated by reference to Exhibit 10.44 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.36	First Amendment dated December 28, 2000 to the Credit Agreement dated as of September 22, 2000 among Select Medical Corporation, Canadian Back Institute Limited, The Chase Manhattan Bank, The Chase Manhattan Bank of Canada, Banc of America Securities, LLC and CIBC, Inc., incorporated by reference to Exhibit 10.45 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).

Exhibit
Number	Document

10.37	Second Amendment dated January 18, 2001 to the Amended Credit Agreement dated as of September 22, 2000 among Select Medical Corporation, Canadian Back Institute Limited, The Chase Manhattan Bank, The Chase Manhattan Bank of Canada, Banc of America Securities, LLC and CIBC, Inc., incorporated by reference to Exhibit 10.46 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.38	Amendment No. 2 dated as of February 23, 2001 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.47 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.39	Amendment No. 2 dated as of February 23, 2001 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.48 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.40	Amendment No. 2 dated as of February 23, 2001 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Patricia A. Rice, incorporated by reference to Exhibit 10.49 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.41	Amendment No. 1 dated as of February 23, 2001 to Employment Agreement dated as of May 22, 2000 between Select Medical Corporation and LeRoy S. Zimmerman, incorporated by reference to Exhibit 10.50 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.42	Amendment dated as of February 23, 2001 to Change of Control Agreement dated as of March 1, 2000 between Select Medical Corporation and Edward R. Miersch, incorporated by reference to Exhibit 10.51 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.43	Amendment dated as of February 23, 2001 to Change of Control Agreement dated as of March 1, 2000 between Select Medical Corporation and Martin F. Jackson, incorporated by reference to Exhibit 10.52 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.44	Amendment dated as of February 23, 2001 to Change of Control Agreement dated as of March 1, 2000 between Select Medical Corporation and S. Frank Fritsch, incorporated by reference to Exhibit 10.53 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.45	Amendment dated as of February 23, 2001 to Change of Control Agreement dated as of March 1, 2000 between Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.54 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.46	Third Amendment dated May 31, 2001 to the Credit Agreement dated as of September 22, 2000 among Select Medical Corporation, Canadian Back Institute Limited, The Chase Manhattan Bank, The Chase Manhattan Bank of Canada, Banc of America Securities, LLC and CIBC Inc., incorporated by reference to Exhibit 10.49 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-63828).
10.47	Amendment No. 3 dated as of April 24, 2001 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.50 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-63828).

Exhibit
Number	Document

10.48	First Amendment to Cost Sharing Agreement dated as of April 1, 2001 by and among Select Medical Corporation, Select Transport, Inc. and Select Air II Corporation, incorporated by reference to Exhibit 10.51 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-63828).
10.49	Third Addendum dated as of May 17, 2001 to Office Lease Agreement dated as of May 18, 1999 between Select Medical Corporation and Old Gettysburg Associates I, incorporated by reference to Exhibit 10.52 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-63828).
10.50	Office Lease Agreement dated as of May 15, 2001 by and between Select Medical Corporation and Old Gettysburg Associates II, incorporated by reference to Exhibit 10.53 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-63828).
10.51	Purchase Agreement, dated June 11, 2001 by and among Select Medical Corporation, the Subsidiary Guarantors named therein, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, CIBC World Markets Corp. and First Union Securities, Inc, incorporated by reference to Exhibit 10.54 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-63828).
10.52	Amendment No. 4 to Employment Agreement dated as of September 17, 2001 between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.52 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
10.53	Amendment No. 3 to Employment Agreement dated as of September 17, 2001 between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.53 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
10.54	Fourth Addendum to Lease Agreement dated as of September 1, 2001 by and between Old Gettysburg Associates and Select Medical Corporation, incorporated by reference to Exhibit 10.54 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
10.55	Rights Agreement dated as of September 17, 2001, between Select Medical Corporation and Mellon Investor Services LLC, as Rights Agent, incorporated by reference to Exhibit 1.1 of the Company’s Registration Statement on Form 8-A filed October 1, 2001 (SEC File No. 000-32499).
10.56	Change of Control Agreement dated as of March 1, 2000 between Select Medical Corporation and Scott A. Romberger, incorporated by reference to Exhibit 10.56 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
10.57	Amendment dated as of February 23, 2001 to Change of Control Agreement dated as of March 1, 2000 between Select Medical Corporation and Scott A. Romberger, incorporated by reference to Exhibit 10.57 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
10.58	Change of Control Agreement dated as of March 1, 2000 between Select Medical Corporation and James J. Talalai, incorporated by reference to Exhibit 10.58 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Exhibit
Number	Document

10.59	Amendment dated as of February 23, 2001 to Change of Control Agreement dated as of March 1, 2000 between Select Medical Corporation and James J. Talalai, incorporated by reference to Exhibit 10.59 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
10.60	Fourth Amendment dated October 5, 2001 to the Credit Agreement dated as of September 22, 2000 among Select Medical Corporation, Canadian Back Institute Limited, The Chase Manhattan Bank, the Chase Manhattan Bank of Canada, Banc of America Securities, LLC and CIBC Inc., incorporated by reference to Exhibit 10.60 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
10.61	Change of Control Agreement dated as of November 21, 2001 between Select Medical Corporation and David W. Cross, incorporated by reference to Exhibit 10.61 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
10.62	Consulting Agreement between LeRoy S. Zimmerman and Select Medical Corporation dated as of January 1, 2002, incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.
10.63	Second Amendment to Cost Sharing Agreement dated as of February 12, 2002 by and among Select Medical Corporation, Select Transport Inc. and Select Air II Corporation, incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.
10.64	Select Medical Corporation Amended and Restated 2002 Non-Employee Directors’ Plan incorporated by reference to Appendix B of the Company’s Proxy Statement filed on Schedule 14A on April 19, 2002.
10.65	Select Medical Corporation Second Amended and Restated 1997 Stock Option Plan, incorporated by reference to Appendix C of the Company’s Proxy Statement filed on Schedule 14A on April 19, 2002.
10.66	First Addendum to Lease Agreement by and between Old Gettysburg Associates II and Select Medical Corporation, dated as of February 26, 2002, incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.
10.67	Second Addendum to Lease Agreement by and between Old Gettysburg Associates II and Select Medical Corporation, dated as of February 26, 2002, incorporated by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.
10.68	Third Addendum to Lease Agreement by and between Old Gettysburg Associates II and Select Medical Corporation, dated as of February 26, 2002, incorporated by reference to Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002
10.69	Amended and Restated Cost Sharing Agreement dated as of August 16, 2002 by and among Select Medical Corporation, Select Transport, Inc. and Select Air II Corporation, incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.
10.70	Stock Purchase Agreement dated as of September 16, 2002 by and among Rocco A. Ortenzio, Robert A. Ortenzio, Select Medical Corporation and Select Air II Corporation, incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.

Exhibit
Number		Document

10.71		Mutual Termination of Consulting Agreement dated as of September 26, 2002 between Select Medical Corporation and LeRoy S. Zimmerman, incorporated by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.
10.72		Stock Purchase Agreement dated as of November 20, 2002 by and among Rocco A. Ortenzio, Select Medical Corporation and Select Transport, Inc., incorporated by reference to Exhibit 10.72 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.
10.73		Waiver dated as of March 18, 2003 to the Credit Agreement dated as of September 22, 2000 among Select Medical Corporation, Canadian Back Institute Limited, the lenders party thereto, JP Morgan Chase Bank, J.P. Morgan Bank Canada, Banc of America Securities, LLC and CIBC, Inc., incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.
10	.74†	Fifth Amendment dated as of July 29, 2003 to the Credit Agreement dated as of September 22, 2000 among Select Medical Corporation, Canadian Back Institute Limited, The Chase Manhattan Bank, the Chase Manhattan Bank of Canada, Banc of America Securities, LLC and CIBC Inc.
10	.75†	Purchase Agreement dated as of July 29, 2003 among Select Medical Escrow, Inc., Select Medical Corporation, the Company Guarantors named therein, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Inc., Wachovia Capital Markets, LLC, SG Cowen Securities Corporation, CIBC World Markets Corp., Fleet Securities, Inc., and Jefferies & Company, Inc.
10	.76†	Escrow Agreement dated as of August 12, 2003 among Select Medical Corporation, Select Medical Escrow, Inc., and U.S. Bank Trust National Association, as escrow agent and trustee.
12	.1†	Statement of Corporation of Ratio of Earnings to Fixed Charges.
21	.1†	Subsidiaries of Select Medical Corporation.
23	.1†	Consent of PricewaterhouseCoopers LLP.
23	.2†	Consent of PricewaterhouseCoopers LLP.
23.3		Consent of Dechert LLP, included in Exhibit 5.1.
24	.1†	Power of Attorney, included on the signature pages hereof.
25	.1†	Statement of Eligibility of Trustee.
99	.1†	Form of Letter of Transmittal.
99	.2†	Form of Notice of Guaranteed Delivery.
99	.3†	Letter to holders of 7 1/2% Senior Subordinated Notes due 2013 concerning offer for all outstanding 7 1/2% Senior Subordinated Notes due 2013 in exchange for 7 1/2% Senior Subordinated Notes due 2013 which have been registered under the Securities Act of 1933, as amended.
99	.4†	Letter to brokers, dealers, commercial banks, trust companies and other nominees concerning offer for all outstanding 7 1/2% Senior Subordinated Notes due 2013 in exchange for 7 1/2% Senior Subordinated Notes due 2013 which have been registered under the Securities Act of 1933, as amended.

Exhibit
Number		Document

99	.5†	Letter to clients concerning offer for all outstanding 7 1/2% Senior Subordinated Notes due 2013 in exchange for 7 1/2% Senior Subordinated Notes due 2013 which have been registered under the Securities Act of 1933, as amended.
99	.6†	Guidelines for certification of taxpayer identification number on substitute Form W-9.

† Filed on October 17, 2003 as an exhibit to this Registration Statement.

(b)	Financial Statement Schedules:

SCHEDULE II-

VALUATION AND QUALIFYING ACCOUNTS

	Balance at	Charged to
	Beginning	Cost and			Balance at
Description	of Year	Expenses	Acquisitions(A)	Deductions(B)	End of Year

Year ended December 31, 2002 allowance for doubtful accounts	$79,889	$37,318	$1,225	$(38,617)	$79,815
Year ended December 31, 2001 allowance for doubtful accounts	$75,517	$35,013	$1,214	$(31,855)	$79,889
Year ended December 31, 2000 allowance for doubtful accounts	$69,492	$29,335	$-	$(23,310)	$75,517
Year ended December 31, 2002 income tax valuation allowance	$2,862	$-	$-	$-	$2,862
Year ended December 31, 2001 income tax valuation allowance	$35,196	$(9,670)	$-	$(22,664)	$2,862
Year ended December 31, 2000 income tax valuation allowance	$38,941	$-	$(3,745)	$-	$35,196

(A) Represents opening balance sheet reserves resulting from purchase accounting entries.

(B) Allowance for doubtful accounts deductions represent writeoffs against the reserve. Income tax valuation allowance deductions primarily represent the reversal of valuation allowances because the Company believes certain deferred tax items will be realized.

Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

Item 22.	Undertakings.

(a) The undersigned registrants hereby undertake:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrants hereby undertake to supply by means of a post- effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania on the 10th day of November, 2003.

SELECT MEDICAL CORPORATION

By:	/s/ ROBERT A. ORTENZIO

Robert A. Ortenzio
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROCCO A. ORTENZIO Rocco A. Ortenzio	Director and Executive Chairman	November 10, 2003

/s/ ROBERT A. ORTENZIO Robert A. Ortenzio	Director, Chief Executive Officer (principal executive officer)	November 10, 2003

/s/ MARTIN F. JACKSON Martin F. Jackson	Senior Vice President and Chief Financial Officer (principal financial officer)	November 10, 2003

/s/ SCOTT A. ROMBERGER Scott A. Romberger	Vice President, Chief Accounting Officer and Controller (principal accounting officer)	November 10, 2003

* Russell L. Carson	Director	November 10, 2003

* David S. Chernow	Director	November 10, 2003

* Bryan C. Cressey	Director	November 10, 2003

* Meyer Feldberg	Director	November 10, 2003

* James Dalton	Director	November 10, 2003

Signature	Title	Date

* Leopold Swergold	Director	November 10, 2003

* LeRoy S. Zimmerman	Director	November 10, 2003

*Attorney-in-Fact
/s/ MICHAEL E. TARVIN Michael E. Tarvin

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania, on the 10th day of November, 2003.

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PRO ACTIVE THERAPY OF SOUTH CAROLINA, INC.
PRO ACTIVE THERAPY OF VIRGINIA, INC.
PROFESSIONAL THERAPEUTIC SERVICES, INC.

QUAD CITY MANAGEMENT, INC.
RCI (COLORADO), INC.
RCI (EXERTEC), INC.
RCI (MICHIGAN), INC.
RCI (S.P.O.R.T.), INC.
RCI (WRS), INC.
REBOUND OKLAHOMA, INC.
REDWOOD PACIFIC THERAPIES, INC.
REHAB ADVANTAGE, INC.
REHAB MANAGED CARE OF ARIZONA, INC.
REHAB PROVIDER NETWORK—CALIFORNIA, INC.
REHAB PROVIDER NETWORK—EAST I, INC.
REHAB PROVIDER NETWORK—EAST II, INC.
REHAB PROVIDER NETWORK—GEORGIA, INC.
REHAB PROVIDER NETWORK—INDIANA, INC.
REHAB PROVIDER NETWORK—MICHIGAN, INC.
REHAB PROVIDER NETWORK—NEW JERSEY, INC.
REHAB PROVIDER NETWORK—OHIO, INC.
REHAB PROVIDER NETWORK—OKLAHOMA, INC.
REHAB PROVIDER NETWORK—PENNSYLVANIA, INC.
REHAB PROVIDER NETWORK—WASHINGTON, D.C., INC.
REHAB PROVIDER NETWORK OF COLORADO, INC.
REHAB PROVIDER NETWORK OF FLORIDA, INC.
REHAB PROVIDER NETWORK OF NEVADA, INC.
REHAB PROVIDER NETWORK OF NEW MEXICO, INC.
REHAB PROVIDER NETWORK OF NORTH CAROLINA, INC.
REHAB PROVIDER NETWORK OF TEXAS, INC.
REHAB PROVIDER NETWORK OF WISCONSIN, INC.
REHAB/ WORK HARDENING MANAGEMENT ASSOCIATES, LTD.
REHABCLINICS, INC.
REHABCLINICS (GALAXY), INC.
REHABCLINICS (PTA), INC.
REHABCLINICS (SPT), INC.
REHABCLINICS ABILENE, INC.
REHABCLINICS DALLAS, INC.
REHABCLINICS PENNSYLVANIA, INC.
S.T.A.R.T., INC.
SELECT AIR II, INC.
SELECT EMPLOYMENT SERVICES, INC.
SELECT MEDICAL OF KENTUCKY, INC.
SELECT MEDICAL OF MARYLAND, INC.
SELECT MEDICAL OF NEW JERSEY, INC.
SELECT MEDICAL OF NEW YORK, INC.
SELECT MEDICAL OF OHIO, INC.
SELECT MEDICAL OF PENNSYLVANIA, INC.
SELECT MEDICAL REHABILITATION CLINICS, INC.
SELECT PROVIDER NETWORKS, INC.
SELECT REHABILITATION MANAGEMENT SERVICES, INC.
SELECT SPECIALTY HOSPITAL—AKRON, INC.
SELECT SPECIALTY HOSPITAL—ALBUQUERQUE, INC.
SELECT SPECIALTY HOSPITAL—ANN ARBOR, INC.
SELECT SPECIALTY HOSPITAL—ARIZONA, INC.
SELECT SPECIALTY HOSPITAL—BATTLE CREEK, INC.
SELECT SPECIALTY HOSPITAL—BEECH GROVE, INC.

SELECT SPECIALTY HOSPITAL—BLOOMINGTON, INC.
SELECT SPECIALTY HOSPITAL—BOSTON, INC.
SELECT SPECIALTY HOSPITAL—CENTRAL DETROIT, INC.
SELECT SPECIALTY HOSPITAL—CHARLESTON, INC.
SELECT SPECIALTY HOSPITAL—CINCINNATI, INC.
SELECT SPECIALTY HOSPITAL—COLUMBUS, INC.
SELECT SPECIALTY HOSPITAL—COLUMBUS/ GRANT, INC.
SELECT SPECIALTY HOSPITAL—COLUMBUS/ UNIVERSITY, INC.
SELECT SPECIALTY HOSPITAL—CONROE, INC.
SELECT SPECIALTY HOSPITAL—DALLAS, INC.
SELECT SPECIALTY HOSPITAL—DENVER, INC.
SELECT SPECIALTY HOSPITAL—DURHAM, INC.
SELECT SPECIALTY HOSPITAL—ERIE, INC.
SELECT SPECIALTY HOSPITAL—ESCAMBIA, INC.
SELECT SPECIALTY HOSPITAL—EVANSVILLE, INC.
SELECT SPECIALTY HOSPITAL—FLINT, INC.
SELECT SPECIALTY HOSPITAL—FORT SMITH, INC.
SELECT SPECIALTY HOSPITAL—FORT WAYNE, INC.
SELECT SPECIALTY HOSPITAL—GADSDEN, INC.
SELECT SPECIALTY HOSPITAL—GREENSBURG, INC.
SELECT SPECIALTY HOSPITAL—HONOLULU, INC.
SELECT SPECIALTY HOSPITAL—HOUSTON, INC.
SELECT SPECIALTY HOSPITAL—HUNTSVILLE, INC.
SELECT SPECIALTY HOSPITAL—INDIANAPOLIS, INC.
SELECT SPECIALTY HOSPITAL—JACKSON, INC.
SELECT SPECIALTY HOSPITAL—JOHNSTOWN, INC.
SELECT SPECIALTY HOSPITAL—KANSAS CITY, INC.
SELECT SPECIALTY HOSPITAL—KNOXVILLE, INC.
SELECT SPECIALTY HOSPITAL—LANSING, INC.
SELECT SPECIALTY HOSPITAL—LEE, INC.
SELECT SPECIALTY HOSPITAL—LEON, INC.
SELECT SPECIALTY HOSPITAL—LEXINGTON, INC.
SELECT SPECIALTY HOSPITAL—LITTLE ROCK, INC.
SELECT SPECIALTY HOSPITAL—LOUISVILLE, INC.
SELECT SPECIALTY HOSPITAL—MACOMB COUNTY, INC.
SELECT SPECIALTY HOSPITAL—MACON, INC.
SELECT SPECIALTY HOSPITAL—MARION, INC.
SELECT SPECIALTY HOSPITAL—MEMPHIS, INC.
SELECT SPECIALTY HOSPITAL—MILWAUKEE, INC.
SELECT SPECIALTY HOSPITAL—MORGANTOWN, INC.
SELECT SPECIALTY HOSPITAL—NASHVILLE, INC.
SELECT SPECIALTY HOSPITAL—NEW ORLEANS, INC.
SELECT SPECIALTY HOSPITAL—NORTH KNOXVILLE, INC.
SELECT SPECIALTY HOSPITAL—NORTHWEST DETROIT, INC.
SELECT SPECIALTY HOSPITAL—NORTHWEST INDIANA, INC.
SELECT SPECIALTY HOSPITAL—OKLAHOMA CITY, INC.
SELECT SPECIALTY HOSPITAL—OKLAHOMA CITY/ EAST CAMPUS, INC.
SELECT SPECIALTY HOSPITAL—OMAHA, INC.
SELECT SPECIALTY HOSPITAL—ORANGE, INC.
SELECT SPECIALTY HOSPITAL—PALM BEACH, INC.

SELECT SPECIALTY HOSPITAL—PHILADELPHIA/ AEMC, INC.
SELECT SPECIALTY HOSPITAL—PHOENIX, INC.
SELECT SPECIALTY HOSPITAL—PITTSBURGH, INC.
SELECT SPECIALTY HOSPITAL—PONTIAC, INC.
SELECT SPECIALTY HOSPITAL—RENO, INC.
SELECT SPECIALTY HOSPITAL—SAGINAW, INC.
SELECT SPECIALTY HOSPITAL—SAN ANTONIO, INC.
SELECT SPECIALTY HOSPITAL—SARASOTA, INC.
SELECT SPECIALTY HOSPITAL—SIOUX FALLS, INC.
SELECT SPECIALTY HOSPITAL—SOUTH DALLAS, INC.
SELECT SPECIALTY HOSPITAL—TOPEKA, INC.
SELECT SPECIALTY HOSPITAL—TRICITIES, INC.
SELECT SPECIALTY HOSPITAL—TULSA, INC.
SELECT SPECIALTY HOSPITAL—WESTERN MICHIGAN, INC.
SELECT SPECIALTY HOSPITAL—WESTERN MISSOURI, INC.
SELECT SPECIALTY HOSPITAL—WICHITA, INC.
SELECT SPECIALTY HOSPITAL—WILMINGTON, INC.
SELECT SPECIALTY HOSPITAL—WYANDOTTE, INC.
SELECT SPECIALTY HOSPITAL—YOUNGSTOWN, INC.
SELECT SPECIALTY HOSPITAL—ZANESVILLE, INC.
SELECT SPECIALTY HOSPITALS, INC.
SELECT SYNERGOS, INC.
SELECT TRANSPORT, INC.
SELECT UNIT MANAGEMENT, INC.
SOUTH JERSEY PHYSICAL THERAPY ASSOCIATES, INC.
SOUTH JERSEY REHABILITATION AND SPORTS MEDICINE CENTER, INC.
SOUTH PHILADELPHIA OCCUPATIONAL HEALTH, INC.
SOUTHPOINTE FITNESS CENTER, INC.
SOUTHWEST EMERGENCY ASSOCIATES, INC.
SOUTHWEST PHYSICAL THERAPY, INC.
SOUTHWEST THERAPISTS, INC.
SPORTS & ORTHOPEDIC REHABILITATION SERVICES, INC.
STEPHENSON-HOLTZ, INC.
THE CENTER FOR PHYSICAL THERAPY AND REHABILITATION, INC.
THE ORTHOPEDIC SPORTS AND INDUSTRIAL REHABILITATION NETWORK, INC.
TREISTER, INC.
VALLEY GROUP PHYSICAL THERAPISTS, INC.
VANGUARD REHABILITATION, INC.
VICTORIA HEALTHCARE, INC.
WAYZATA PHYSICAL THERAPY CENTER, INC.
WEST PENN REHABILITATION SERVICES, INC.
WEST SIDE PHYSICAL THERAPY, INC.
WEST SUBURBAN HEALTH PARTNERS, INC.
WILPAGE, INC.
YUMA REHABILITATION CENTER, INC

By:	/s/ MICHAEL E. TARVIN

Michael E. Tarvin
Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated for each of the Registrants listed above on November 10, 2003.

Signature	Title

/s/ ROCCO A. ORTENZIO Rocco A. Ortenzio	Director and Chief Executive Officer (principal executive officer)

/s/ MARTIN F. JACKSON Martin F. Jackson	Vice President (principal financial officer)

/s/ SCOTT A. ROMBERGER Scott A. Romberger	Vice President and Treasurer (principal accounting officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania, on the 10th day of November, 2003.

P.T. SERVICES COMPANY
P.T. SERVICES REHABILITATION, INC.
P.T. SERVICES, INC.

By:	/s/ MICHAEL E. TARVIN

Michael E. Tarvin
Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated for each of the Registrants listed above on November 10, 2003.

Signatures	Title

/s/ ROCCO A. ORTENZIO Rocco A. Ortenzio	Director and Chief Executive Officer (principal executive officer)

/s/ ROBERT A. ORTENZIO Robert A. Ortenzio	Director and President

/s/ MICHAEL E. TARVIN Michael E. Tarvin	Director, Vice President and Secretary

/s/ KENNETH L. MOORE Kenneth L. Moore	Director, Vice President and Assistant Secretary

* Michael P. Herbert	Director and Executive Vice President

/s/ DONALD J. KAERCHER Donald J. Kaercher	Director

* Larry A. Adelsperger	Director and Executive Vice President

Signatures	Title

/s/ MARTIN F. JACKSON Martin F. Jackson	Vice President and Assistant Secretary (principal financial officer)

/s/ SCOTT A. ROMBERGER Scott A. Romberger	Vice President, Treasurer and Assistant Secretary (principal accounting officer)

* Attorney-in-Fact /s/ MICHAEL E. TARVIN Michael E. Tarvin

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania, on the 10th day of November, 2003.

SELECTMARK, INC.
SELECT HOSPITAL INVESTORS, INC.
SLMC FINANCE CORPORATION

By:	/s/ ANDREW PANACCIONE

Andrew Panaccione
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated for each of the Registrants listed above on November 10, 2003.

Signatures	Title

/s/ SCOTT A. ROMBERGER Scott A. Romberger	Director and President (principal executive, financial and accounting officer)

/s/ KAREN SEVERINO Karen Severino	Director and Secretary

/s/ ANDREW PANACCIONE Andrew Panaccione	Director, Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania, on the 10th day of November, 2003.

AVALON REHABILITATION & HEALTHCARE, L.L.C.

By: Select Medical of Ohio, Inc.,
Its Sole Member

By:	/s/ MICHAEL E. TARVIN

Michael E. Tarvin
Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on November 10, 2003.

Signatures	Title

/s/ ROCCO A. ORTENZIO Rocco A. Ortenzio	Director and Chief Executive Officer of the Sole Member (principal executive officer)

/s/ MARTIN F. JACKSON Martin F. Jackson	Vice President and Assistant Secretary of the Sole Member (principal financial officer)

/s/ SCOTT A. ROMBERGER Scott A. Romberger	Vice President, Treasurer and Assistant Secretary of the Sole Member (principal accounting officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania, on the 10th day of November, 2003.

GP THERAPY LLC

By: Georgia Physical Therapy, Inc., its Sole Member

By:	/s/ MICHAEL E. TARVIN

Michael E. Tarvin
Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on November 10, 2003.

Signatures	Title

/s/ ROCCO A. ORTENZIO Rocco A. Ortenzio	Director and Chief Executive Officer of the Sole Member (principal executive officer)

/s/ MARTIN F. JACKSON Martin F. Jackson	Vice President and Assistant Secretary of the Sole Member (principal financial officer)

/s/ SCOTT A. ROMBERGER Scott A. Romberger	Vice President, Treasurer and Assistant Secretary of the Sole Member (principal accounting officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania, on the 10th day of November, 2003.

NOVACARE HEALTH GROUP, LLC

By:	NovaCare Occupational Health Services, Inc., its Sole Member

By:	/s/ MICHAEL E. TARVIN

Michael E. Tarvin
Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on November 10, 2003.

Signatures	Title

/s/ ROCCO A. ORTENZIO Rocco A. Ortenzio	Director and Chief Executive Officer of the Sole Member (principal executive officer)

/s/ MARTIN F. JACKSON Martin F. Jackson	Vice President and Assistant Secretary of the Sole Member (principal financial officer)

/s/ SCOTT A. ROMBERGER Scott A. Romberger	Vice President, Treasurer and Assistant Secretary of the Sole Member (principal accounting officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania, on the 10th day of November, 2003.

SELECT SOFTWARE VENTURES, L.L.C.

By: RehabClinics, Inc., its Sole Member

By:	/s/ MICHAEL E. TARVIN

Michael E. Tarvin
Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on November 10, 2003.

Signatures	TITLE

/s/ ROCCO A. ORTENZIO Rocco A. Ortenzio	Director and Chief Executive Officer of the Sole Member (principal executive officer)

/s/ MARTIN F. JACKSON Martin F. Jackson	Vice President and Assistant Secretary of the Sole Member (principal financial officer)

/s/ SCOTT A. ROMBERGER Scott A. Romberger	Vice President, Treasurer and Assistant Secretary of the Sole Member (principal accounting officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania, on the 10th day of November, 2003.

TJ PARTNERSHIP I

By: RehabClincs (PTA), Inc., Its General Partner

By:	/s/ MICHAEL E. TARVIN

Michael E. Tarvin
Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on November 10, 2003.

Signatures	Title

/s/ ROCCO A. ORTENZIO Rocco A. Ortenzio	Director and Chief Executive Officer of the General Partner (principal executive officer)

/s/ MARTIN F. JACKSON Martin F. Jackson	Vice President and Assistant Secretary of the General Partner (principal financial officer)

/s/ SCOTT A. ROMBERGER Scott A. Romberger	Vice President, Treasurer and Assistant Secretary of the General Partner (principal accounting officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania, on the 10th day of November, 2003.

ARGOSY HEALTH, LLC

By:	Kessler Rehab Centers, Inc., its

Sole Member

By:	/s/ MICHAEL E. TARVIN

Michael E. Tarvin
Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on November 10, 2003.

Signatures	Title

/s/ ROCCO A. ORTENZIO Rocco A. Ortenzio	Director and Chief Executive Officer of the Sole Member (principal executive officer)

/s/ MARTIN F. JACKSON Martin F. Jackson	Vice President and Assistant Secretary of the Sole Member (principal financial officer)

/s/ SCOTT A. ROMBERGER Scott A. Romberger	Vice President, Treasurer and Assistant Secretary of the Sole Member (principal accounting officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania, on the 10th day of November, 2003.

CORE REHAB MANAGEMENT, LLC

By:	Kessler Rehab of Connecticut, Inc., its

Sole Member

By:	/s/ MICHAEL E. TARVIN

Michael E. Tarvin
Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on November 10, 2003.

Signatures	Title

/s/ ROCCO A. ORTENZIO Rocco A. Ortenzio	Director and Chief Executive Officer of the Sole Member (principal executive officer)

/s/ MARTIN F. JACKSON Martin F. Jackson	Vice President and Assistant Secretary of the Sole Member (principal financial officer)

/s/ SCOTT A. ROMBERGER Scott A. Romberger	Vice President, Treasurer and Assistant Secretary of the Sole Member (principal accounting officer)

EXHIBIT INDEX

Exhibit
Number		Document

2.1		Stock Purchase Agreement dated as of October 1, 1999 by and among Select Medical Corporation, NC Resources, Inc. and NovaCare, Inc., incorporated by reference to Exhibit 2.3 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
2.2		First Amendment dated as of November 19, 1999 to Stock Purchase Agreement dated as of October 1, 1999 by and among Select Medical Corporation, NC Resources, Inc. and NovaCare, Inc., incorporated by reference to Exhibit 2.4 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
2.3		Stock Purchase Agreement dated as of June 30, 2003, by and among Kessler Rehabilitation Corporation, the Henry H. Kessler Foundation, Inc. and Select Medical Corporation, incorporated by reference to Exhibit 2.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.
2.4		Letter Agreement dated as of August 29, 2003, by and among Kessler Rehabilitation Corporation, Henry H. Kessler Foundation, Inc. and Select Medical Corporation, incorporated by reference to Exhibit 2.2 of the Company’s Form 8-K filed September 10, 2003.
2	.5†	Agreement and Plan of Merger dated as of September 2, 2003, between Select Medical Corporation and Select Medical Escrow, Inc.
3.1		Form of Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
3.2		Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
3.3		Amendment No. 1 to Amended and Restated Bylaws, incorporated by reference to Exhibit 3.3 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
3.4		Amendment No. 2 to Amended and Restated Bylaws, incorporated by reference to Exhibit 3.4 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
4.1		Indenture governing 9 1/2% Senior Subordinated Notes due 2009 among Select Medical Corporation, the Subsidiary Guarantors named therein and State Street Bank and Trust Company, N.A., dated June 11, 2001, incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-63828).
4.2		Form of 9 1/2% Senior Subordinated Notes due 2009 (included in Exhibit 4.1).
4.3		Exchange and Registration Rights Agreement, dated June 11, 2001 by and among Select Medical Corporation, the Subsidiary Guarantors named therein, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, CIBC World Markets Corp. and First Union Securities, Inc, incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-63828).
4	.4†	Indenture governing 7 1/2% Senior Subordinated Notes due 2013 among Select Medical Escrow, Inc. and U.S. Bank Trust National Association, dated as of August 12, 2003.
4.5		Form of 7 1/2% Senior Subordinated Notes due 2013 (included in Exhibit 4.4).

Exhibit
Number		Document

4	.6†	Exchange and Registration Rights Agreement, dated as of August 12, 2003 by and among Select Medical Escrow, Inc., Select Medical Corporation, the Company Guarantors named therein, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Inc., Wachovia Capital Markets, LLC, SG Cowen Securities Corporation, CIBC World Markets Corp., Fleet Securities, Inc., and Jefferies & Company, Inc.
4	.7†	Supplemental Indenture dated as of September 2, 2003 among Select Medical Corporation, Select Medical Escrow, Inc., the Subsidiary Guarantors named therein and U.S. Bank Trust National Association.
4	.8†	Assumption Agreement dated as of September 2, 2003 among Select Medical Corporation, Select Medical Escrow, Inc., the Subsidiary Guarantors named therein and U.S. Bank Trust National Association.
5.1		Opinion of Dechert LLP as to the legality of the notes being registered.
10.1		Registration Agreement dated as of February 5, 1997 by and among Select Medical Corporation; Golder, Thoma, Cressey, Rauner Fund V, L.P.; Welsh, Carson, Anderson & Stowe VII, L.P., Rocco A. Ortenzio and Robert A. Ortenzio, incorporated by reference to Exhibit 10.1 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.2		Amendment No. 1 dated as of December 15, 1998 to Registration Agreement dated as of February 5, 1997 by and among Select Medical Corporation; Golder, Thoma, Cressey, Rauner Fund V, L.P.; Welsh, Carson, Anderson & Stowe VII, L.P., Rocco A. Ortenzio and Robert A. Ortenzio, incorporated by reference to Exhibit 10.2 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.3		Amendment No. 2 dated as of November 19, 1999 to Registration Agreement dated as of February 5, 1997 by and among Select Medical; Golder, Thoma, Cressey, Rauner Fund V, L.P.; Welsh, Carson, Anderson & Stowe VII, L.P., Rocco A. Ortenzio and Robert A. Ortenzio, incorporated by reference to Exhibit 10.3 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.4		Credit Agreement dated as of September 22, 2000 among Select Medical Corporation, Canadian Back Institute Limited, The Chase Manhattan Bank, The Chase Manhattan Bank of Canada, Banc of America Securities, LLC and CIBC, Inc., incorporated by reference to Exhibit 10.4 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.5		Employment Agreement dated as of December 16, 1998 between Select Medical Corporation and David W. Cross, incorporated by reference to Exhibit 10.8 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.6		Other Senior Management Agreement dated as of June 2, 1997 between Select Medical Corporation and S. Frank Fritsch, incorporated by reference to Exhibit 10.9 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.7		Change of Control Agreement dated as of March 1, 2000 between Select Medical Corporation and S. Frank Fritsch, incorporated by reference to Exhibit 10.10 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.8		Change of Control Agreement dated as of March 1, 2000 between Select Medical Corporation and Martin F. Jackson, incorporated by reference to Exhibit 10.11 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.9		Employment Agreement dated as of December 21, 1999 between RehabClinics, Inc. and Edward R. Miersch, incorporated by reference to Exhibit 10.12 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).

Exhibit
Number	Document

10.10	Change of Control Agreement dated as of March 1, 2000 between Select Medical Corporation and Edward R. Miersch, incorporated by reference to Exhibit 10.13 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.11	Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.14 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.12	Amendment dated as of August 8, 2000 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.15 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.13	Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.16 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.14	Amendment dated as of August 8, 2000 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.17 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.15	Split Dollar Agreement dated as of October 6, 2000 between Select Medical Corporation, Michael E. Salerno and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.18 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.16	Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Patricia A. Rice, incorporated by reference to Exhibit 10.19 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.17	Amendment dated as of August 8, 2000 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Patricia A. Rice, incorporated by reference to Exhibit 10.20 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.18	Other Senior Management Agreement dated as of March 28, 1997 between Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.21 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.19	Change of Control Agreement dated as of March 1, 2000 between Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.22 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.20	Employment Agreement dated as of May 22, 2000 between Select Medical Corporation and LeRoy S. Zimmerman, incorporated by reference to Exhibit 10.23 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.21	Office Lease Agreement dated as of May 18, 1999 between Select Medical Corporation and Old Gettysburg Associates I, incorporated by reference to Exhibit 10.24 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.22	First Addendum dated June 1999 to Office Lease Agreement dated as of May 18, 1999 between Select Medical Corporation and Old Gettysburg Associates I, incorporated by reference to Exhibit 10.25 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).

Exhibit
Number	Document

10.23	Second Addendum dated as of February 1, 2000 to Office Lease Agreement dated as of May 18, 1999 between Select Medical Corporation and Old Gettysburg Associates I, incorporated by reference to Exhibit 10.26 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.24	Office Lease Agreement dated as of June 17, 1999 between Select Medical Corporation and Old Gettysburg Associates III, incorporated by reference to Exhibit 10.27 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.25	Equipment Lease Agreement dated as of April 1, 1997 between Select Medical Corporation and Select Capital Corporation, incorporated by reference to Exhibit 10.28 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.26	First Amendment dated as of December 8, 1997 to Equipment Lease Agreement dated as of April 1, 1997 between Select Medical Corporation and Select Capital Corporation, incorporated by reference to Exhibit 10.29 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.27	Second Amendment dated as of January 28, 2000 to Equipment Lease Agreement dated as of April 1, 1997 between Select Medical Corporation and Select Capital Corporation, incorporated by reference to Exhibit 10.30 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.28	Amended and Restated 1997 Stock Option Plan, amended and restated February 22, 2001, incorporated by reference to Exhibit 10.31 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.29	First Amendment dated as of October 15, 2000 to Employment Agreement dated as of December 16, 1998 between Select Medical Corporation and David W. Cross, incorporated by reference to Exhibit 10.33 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.30	Amended and Restated Senior Management Agreement dated as of May 7, 1997 between Select Medical Corporation, John Ortenzio, Martin Ortenzio, Select Investments II, Select Partners, L.P. and Rocco Ortenzio, incorporated by reference to Exhibit 10.34 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.31	Amendment No. 1 dated as of January 1, 2000 to Amended and Restated Senior Management Agreement dated May 7, 1997 between Select Medical Corporation and Rocco Ortenzio, incorporated by reference to Exhibit 10.35 of the Company’s Registration Statement on Form S-1 (Reg. No. 333- 48856).
10.32	Naming, Promotional and Sponsorship Agreement dated as of October 1, 1997 between NovaCare, Inc. and the Philadelphia Eagles Limited Partnership, assumed by Select Medical Corporation in a Consent and Assumption Agreement dated November 19, 1999 by and among NovaCare, Inc., Select Medical Corporation and the Philadelphia Eagles Limited Partnership, incorporated by reference to Exhibit 10.36 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.33	Cost Sharing Agreement, dated December 11, 2000, among Select Transport, Inc., Select Medical Corporation and Select Air II Corporation, incorporated by reference to Exhibit 10.39 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).

Exhibit
Number	Document

10.34	Amended and Restated Deferred Compensation Agreement dated January 1, 2000 between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.40 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.35	Settlement Agreement dated as of July 6, 2000 by and among Select Medical Corporation, NC Resources, Inc, NAHC Inc., and NovaCare Holdings, Inc, incorporated by reference to Exhibit 10.44 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.36	First Amendment dated December 28, 2000 to the Credit Agreement dated as of September 22, 2000 among Select Medical Corporation, Canadian Back Institute Limited, The Chase Manhattan Bank, The Chase Manhattan Bank of Canada, Banc of America Securities, LLC and CIBC, Inc., incorporated by reference to Exhibit 10.45 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.37	Second Amendment dated January 18, 2001 to the Amended Credit Agreement dated as of September 22, 2000 among Select Medical Corporation, Canadian Back Institute Limited, The Chase Manhattan Bank, The Chase Manhattan Bank of Canada, Banc of America Securities, LLC and CIBC, Inc., incorporated by reference to Exhibit 10.46 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.38	Amendment No. 2 dated as of February 23, 2001 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.47 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.39	Amendment No. 2 dated as of February 23, 2001 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.48 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.40	Amendment No. 2 dated as of February 23, 2001 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Patricia A. Rice, incorporated by reference to Exhibit 10.49 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.41	Amendment No. 1 dated as of February 23, 2001 to Employment Agreement dated as of May 22, 2000 between Select Medical Corporation and LeRoy S. Zimmerman, incorporated by reference to Exhibit 10.50 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.42	Amendment dated as of February 23, 2001 to Change of Control Agreement dated as of March 1, 2000 between Select Medical Corporation and Edward R. Miersch, incorporated by reference to Exhibit 10.51 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.43	Amendment dated as of February 23, 2001 to Change of Control Agreement dated as of March 1, 2000 between Select Medical Corporation and Martin F. Jackson, incorporated by reference to Exhibit 10.52 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.44	Amendment dated as of February 23, 2001 to Change of Control Agreement dated as of March 1, 2000 between Select Medical Corporation and S. Frank Fritsch, incorporated by reference to Exhibit 10.53 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).

Exhibit
Number	Document

10.45	Amendment dated as of February 23, 2001 to Change of Control Agreement dated as of March 1, 2000 between Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.54 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-48856).
10.46	Third Amendment dated May 31, 2001 to the Credit Agreement dated as of September 22, 2000 among Select Medical Corporation, Canadian Back Institute Limited, The Chase Manhattan Bank, The Chase Manhattan Bank of Canada, Banc of America Securities, LLC and CIBC Inc., incorporated by reference to Exhibit 10.49 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-63828).
10.47	Amendment No. 3 dated as of April 24, 2001 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.50 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-63828).
10.48	First Amendment to Cost Sharing Agreement dated as of April 1, 2001 by and among Select Medical Corporation, Select Transport, Inc. and Select Air II Corporation, incorporated by reference to Exhibit 10.51 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-63828).
10.49	Third Addendum dated as of May 17, 2001 to Office Lease Agreement dated as of May 18, 1999 between Select Medical Corporation and Old Gettysburg Associates I, incorporated by reference to Exhibit 10.52 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-63828).
10.50	Office Lease Agreement dated as of May 15, 2001 by and between Select Medical Corporation and Old Gettysburg Associates II, incorporated by reference to Exhibit 10.53 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-63828).
10.51	Purchase Agreement, dated June 11, 2001 by and among Select Medical Corporation, the Subsidiary Guarantors named therein, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, CIBC World Markets Corp. and First Union Securities, Inc, incorporated by reference to Exhibit 10.54 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-63828).
10.52	Amendment No. 4 to Employment Agreement dated as of September 17, 2001 between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.52 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
10.53	Amendment No. 3 to Employment Agreement dated as of September 17, 2001 between Select Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.53 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
10.54	Fourth Addendum to Lease Agreement dated as of September 1, 2001 by and between Old Gettysburg Associates and Select Medical Corporation, incorporated by reference to Exhibit 10.54 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
10.55	Rights Agreement dated as of September 17, 2001, between Select Medical Corporation and Mellon Investor Services LLC, as Rights Agent, incorporated by reference to Exhibit 1.1 of the Company’s Registration Statement on Form 8-A filed October 1, 2001 (SEC File No. 000-32499).

Exhibit
Number	Document

10.56	Change of Control Agreement dated as of March 1, 2000 between Select Medical Corporation and Scott A. Romberger, incorporated by reference to Exhibit 10.56 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
10.57	Amendment dated as of February 23, 2001 to Change of Control Agreement dated as of March 1, 2000 between Select Medical Corporation and Scott A. Romberger, incorporated by reference to Exhibit 10.57 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
10.58	Change of Control Agreement dated as of March 1, 2000 between Select Medical Corporation and James J. Talalai, incorporated by reference to Exhibit 10.58 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
10.59	Amendment dated as of February 23, 2001 to Change of Control Agreement dated as of March 1, 2000 between Select Medical Corporation and James J. Talalai, incorporated by reference to Exhibit 10.59 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
10.60	Fourth Amendment dated October 5, 2001 to the Credit Agreement dated as of September 22, 2000 among Select Medical Corporation, Canadian Back Institute Limited, The Chase Manhattan Bank, the Chase Manhattan Bank of Canada, Banc of America Securities, LLC and CIBC Inc., incorporated by reference to Exhibit 10.60 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
10.61	Change of Control Agreement dated as of November 21, 2001 between Select Medical Corporation and David W. Cross, incorporated by reference to Exhibit 10.61 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
10.62	Consulting Agreement between LeRoy S. Zimmerman and Select Medical Corporation dated as of January 1, 2002, incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.
10.63	Second Amendment to Cost Sharing Agreement dated as of February 12, 2002 by and among Select Medical Corporation, Select Transport Inc. and Select Air II Corporation, incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.
10.64	Select Medical Corporation Amended and Restated 2002 Non-Employee Directors’ Plan incorporated by reference to Appendix B of the Company’s Proxy Statement filed on Schedule 14A on April 19, 2002.
10.65	Select Medical Corporation Second Amended and Restated 1997 Stock Option Plan, incorporated by reference to Appendix C of the Company’s Proxy Statement filed on Schedule 14A on April 19, 2002.
10.66	First Addendum to Lease Agreement by and between Old Gettysburg Associates II and Select Medical Corporation, dated as of February 26, 2002, incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.
10.67	Second Addendum to Lease Agreement by and between Old Gettysburg Associates II and Select Medical Corporation, dated as of February 26, 2002, incorporated by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

Exhibit
Number		Document

10.68		Third Addendum to Lease Agreement by and between Old Gettysburg Associates II and Select Medical Corporation, dated as of February 26, 2002, incorporated by reference to Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002
10.69		Amended and Restated Cost Sharing Agreement dated as of August 16, 2002 by and among Select Medical Corporation, Select Transport, Inc. and Select Air II Corporation, incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.
10.70		Stock Purchase Agreement dated as of September 16, 2002 by and among Rocco A. Ortenzio, Robert A. Ortenzio, Select Medical Corporation and Select Air II Corporation, incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.
10.71		Mutual Termination of Consulting Agreement dated as of September 26, 2002 between Select Medical Corporation and LeRoy S. Zimmerman, incorporated by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.
10.72		Stock Purchase Agreement dated as of November 20, 2002 by and among Rocco A. Ortenzio, Select Medical Corporation and Select Transport, Inc., incorporated by reference to Exhibit 10.72 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.
10.73		Waiver dated as of March 18, 2003 to the Credit Agreement dated as of September 22, 2000 among Select Medical Corporation, Canadian Back Institute Limited, the lenders party thereto, JP Morgan Chase Bank, J.P. Morgan Bank Canada, Banc of America Securities, LLC and CIBC, Inc., incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.
10	.74†	Fifth Amendment dated as of July 29, 2003 to the Credit Agreement dated as of September 22, 2000 among Select Medical Corporation, Canadian Back Institute Limited, The Chase Manhattan Bank, the Chase Manhattan Bank of Canada, Banc of America Securities, LLC and CIBC Inc.
10	.75†	Purchase Agreement dated as of July 29, 2003 among Select Medical Escrow, Inc., Select Medical Corporation, the Company Guarantors named therein, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Inc., Wachovia Capital Markets, LLC, SG Cowen Securities Corporation, CIBC World Markets Corp., Fleet Securities, Inc., and Jefferies & Company, Inc.
10	.76†	Escrow Agreement dated as of August 12, 2003 among Select Medical Corporation, Select Medical Escrow, Inc., and U.S. Bank Trust National Association, as escrow agent and trustee.
12	.1†	Statement of Corporation of Ratio of Earnings to Fixed Charges.
21	.1†	Subsidiaries of Select Medical Corporation.
23	.1†	Consent of PricewaterhouseCoopers LLP.
23	.2†	Consent of PricewaterhouseCoopers LLP.
23.3		Consent of Dechert LLP, included in Exhibit 5.1.
24	.1†	Power of Attorney, included on the signature page hereof.
25	.1†	Statement of Eligibility of Trustee.
99	.1†	Form of Letter of Transmittal.

Exhibit
Number		Document

99	.2†	Form of Notice of Guaranteed Delivery.
99	.3†	Letter to holders of 7 1/2% Senior Subordinated Notes due 2013 concerning offer for all outstanding 7 1/2% Senior Subordinated Notes due 2013 in exchange for 7 1/2% Senior Subordinated Notes due 2013 which have been registered under the Securities Act of 1933, as amended.
99	.4†	Letter to brokers, dealers, commercial banks, trust companies and other nominees concerning offer for all outstanding 7 1/2% Senior Subordinated Notes due 2013 in exchange for 7 1/2% Senior Subordinated Notes due 2013 which have been registered under the Securities Act of 1933, as amended.
99	.5†	Letter to clients concerning offer for all outstanding 7 1/2% Senior Subordinated Notes due 2013 in exchange for 7 1/2% Senior Subordinated Notes due 2013 which have been registered under the Securities Act of 1933, as amended.
99	.6†	Guidelines for certification of taxpayer identification number on substitute Form W-9.

† Filed on October 17, 2003 as an exhibit to this Registration Statement